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                                                                    (EXHIBIT 24)

                                POWER OF ATTORNEY

         I, Thomas J. Kilkenny, Controller of The McGraw-Hill Companies, Inc., hereby constitute and appoint Robert J. Bahash and Kenneth M. Vittor, and each of them, my true and lawful attorneys-in-fact and agents, and in my name, place and stead, in any and all capacities, to sign any and all amendments to Registration No. 33-49743 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Date:  June 16, 1997

                                         /s/Thomas J. Kilkenny
                                         --------------------------
                                         Thomas J. Kilkenny